EXHIBIT 32

  Certifications Required by Section 1350 of Title 18 of the United States Code

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his or her capacity as an officer of PennFed Financial Services, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.


                                    By:  /s/ Joseph L. LaMonica
                                         --------------------------------------
                                         Joseph L. LaMonica
                                         President and Chief
                                         Executive Officer

                                         Date: November 9, 2005


                                    By:  /s/ Claire M. Chadwick
                                         --------------------------------------
                                         Claire M. Chadwick
                                         Senior Executive Vice President,
                                         Chief Financial Officer and Controller

                                         Date: November 9, 2005

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